SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

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American Independence Funds Trust
(Name of Registrant as Specified In Its Charter)

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PRELIMINARY PROXY MATERIALS - FOR SEC USE ONLY

American Independence Funds Trust

American Independence Fusion Fund

335 Madison Avenue, Mezzanine

New York, NY  10017

(866) 410-2006

www.aifunds.com

July __, 2011

Dear Shareholder:

On behalf of the Board of Trustees of American Independence Funds Trust (the “Trust”), I cordially invite you to attend a Special Meeting of Shareholders of the American Independence Fusion Fund, a separate investment series of the Trust, (the “Fund” or “Fusion Fund”), to be held at 10:00 a.m. (Eastern time) on August 5, 2011, at the Trust’s offices located at 335 Madison Avenue, Mezzanine, New York, NY 10017. The purpose of the meeting is to ask shareholders to consider the following proposals:

  Approval of a new investment Sub-Advisory agreement between American Independence Financial Services, LLC and Eddystone Capital LLC on behalf of the Fusion Fund; and
  Approval of any other matters as may properly come before the Meeting and any adjournment or postponement thereof.

INCLUDED WITH THIS LETTER ARE A NOTICE OF SPECIAL MEETING OF SHAREHOLDERS, A PROXY STATEMENT AND A PROXY CARD.

Regardless of the number of shares you own, it is important that your shares are represented and voted. If you cannot personally attend the Special Shareholders’ Meeting, we would appreciate your promptly voting, signing and returning the enclosed proxy card in the postage-paid envelope provided.

We thank you for your time and for your investment in the American Independence Funds Trust.

Sincerely,

Eric M. Rubin

President

American Independence Funds Trust

2

American Independence Funds Trust

American Independence Fusion Fund

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Dear Shareholder:

Notice is hereby given that a Special Meeting of Shareholders (the “Meeting”) of the American Independence Funds Trust (the “Trust”), a Delaware business trust, will be held at the Trust’s offices, located at 335 Madison Avenue, Mezzanine, New York, NY  10017, on August 5, 2011 at 10:00 a.m. (Eastern time) for the following purposes:

1.       To approve a new investment sub-advisory agreement between American Independence Financial Services, LLC and Eddystone Capital LLC on behalf of the American Independence Fusion Fund (herein referred to as the “Fusion Fund”); and

2.       To transact such other business as may properly come before the Meeting, or any adjournments thereto.

After careful consideration, the Board of Trustees of the Trust, including all of the Independent Trustees, unanimously approved each of the proposals listed above and recommended that shareholders vote “FOR” the proposal. The matter referred to above is discussed in detail in the proxy statement attached to this Notice. The Board of Trustees has fixed the close of business on June 30, 2011, as the record date for determining shareholders entitled to notice of and to vote at the Meeting.  Each share of the Fusion Fund is entitled to one vote with respect to each proposal, with fractional votes for fractional shares.

Eric M. Rubin

President

American Independence Funds Trust

Regardless of whether you plan to attend the Meeting, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED SO THAT YOU WILL BE REPRESENTED AT THE MEETING. If you have submitted a proxy card and are present at the Meeting, you may change the vote specified in the proxy at that time. However, attendance in person at the Meeting, by itself, will not revoke a previously tendered proxy.

3

American Independence Funds Trust

PROXY STATEMENT

FOR A SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 5, 2011

INTRODUCTION

This proxy statement is solicited by the Board of Trustees (the “Board”) of American Independence Funds Trust (the “Trust”) with respect to the American Independence Fusion Fund (the “Fund” or “Fusion Fund”) for voting at the special meeting of shareholders of the Trust to be held at 10:00 a.m. (Eastern time) on August 5, 2011, at the Trust’s offices at 335 Madison Avenue, Mezzanine, New York, NY  10017, and at any and all adjournments thereof (the “Meeting”), for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.

The Trust will furnish, without charge, a copy of the Fusion Fund’s most recent annual and semi-annual reports to shareholders upon request, which may be made either by writing to the American Independence Funds Trust at the address above or by calling toll-free (866) 410-2006. The annual and semi-annual reports will be mailed to you by first-class mail within three business days of your request.

SOLICITATION OF PROXIES

The Board is soliciting votes from shareholders of the Trust with respect to the Proposal discussed below. The solicitation of votes is made by the mailing of this Proxy Statement and the accompanying proxy card on or about July 15, 2011. In addition to solicitation by mail, certain officers and representatives of the Trustees, officers and employees of the Trust’s investment adviser or their affiliates and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally. (See “Shareholder Meeting Costs and Voting Procedures” under “ADDITIONAL INFORMATION ABOUT THE FUSION FUND.”)

The appointed proxies will vote in their discretion on any other business as may properly come before the Meeting or any adjournments or postponements thereof. Additional matters would only include matters that were not anticipated as of the date of this Proxy Statement.

Each share of the Fund is entitled to one vote on the proposal and on each other matter that it is entitled to vote upon at the Meeting. The Trust knows of no other business to be voted upon at the Meeting other than the proposal set forth in the accompanying Notice of Special Meeting of Shareholders and described in this Proxy Statement.

Each valid proxy that the Trust receives will be voted in accordance with your instructions and as the persons named in the proxy determine on such other business as may come before the Meeting. If no instructions are given on an executed proxy that has been returned to us, that proxy will be voted “FOR” the proposal. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Trust, or by voting in person at the Meeting.

The presence in person or by proxy of the holders of record of one-third of the outstanding shares of the Fund shall constitute a quorum at the Meeting, permitting action to be taken. In the event that sufficient votes are not received by the date of the Meeting, a person named as proxy may propose one or more adjournments of the Meeting for a reasonable period or periods to permit further solicitation of proxies. The persons named as proxies will vote in favor of such adjournment those proxies that they are entitled to vote in favor of the proposals and will vote against any such adjournment those proxies required to be voted against the proposals.

The proposal requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund. The term “majority of the outstanding voting securities” of the Fund as defined by the Investment Company Act of 1940, as amended (the “1940 Act”), means: the affirmative vote of the lesser of (i) 67% or more of the voting securities of the Fund present at the meeting if more than 50% of the outstanding shares of the Fund are present in person or by proxy or (ii) more than 50% of the outstanding shares of the Fund.

The Board has fixed the close of business on June 30, 2011, as the record date (the “Record Date”) for determining holders of Fund shares entitled to notice of and to vote at the Meeting. See “Ownership of Shares” under “ADDITIONAL INFORMATION ABOUT THE FUSION FUND” for record date shares of the Fund.

_____________________

PROPOSAL 1 – Approval of Investment Sub-Advisory Agreement between American Independence Financial Services, LLC and Eddystone Capital LLC on behalf of the Fund

Shareholders of the Fusion Fund are being asked to approve a proposed Sub-Advisory Agreement between American Independence Financial Services, LLC and Eddystone Capital LLC (the “Sub-Advisory Agreement”) on behalf of the Fund. At a Board meeting held on June 17, 2011, the Board, including a majority of the Trustees who are not parties to the Sub-Advisory Agreement or interested persons (as defined in the 1940 Act) of the Trust or interested parties of such parties (other than as Trustees of the Trust) (the “Independent Trustees”), unanimously approved the Sub-Advisory Agreement between American Independence Financial Services, LLC (“AIFS” or the “Adviser”) and Eddystone Capital LLC (“Eddystone”) with respect to the Fund. The Sub-Advisory Agreement is subject to the approval of the Fund’s shareholders.

Under AIFS’ supervision, Eddystone will be responsible for making the specific decisions about buying, selling and holding securities; selecting and negotiating with brokers and brokerage firms; and maintaining accurate records for the Fund.

The Board is recommending the approval of the Sub-Advisory Agreement for the Fund.

Background

Prior to proposing a sub-advisory relationship for the Fusion Fund, AIFS managed the Fund internally. In the normal course of reviewing performance of the funds in the Trust, AIFS recognized that the performance of the Fusion Fund has significantly lagged the broader market and other alternative type funds for the past year. Therefore, AIFS felt that the track record would be unsalable in potential new distribution channels that could help raise assets in the Fund, which could create economies of scale and improve performance for existing shareholders. Due to recent performance and concern expressed by shareholders of the Fund, the Adviser researched other investment advisers with a track record for managing domestic long/short strategies to take over the management of the Fund’s portfolio. After weighing various options, AIFS determined that Eddystone was qualified to assume the management of the Fund and presented to the Board its recommendation.  AIFS made this recommendation after a careful review of Eddystone’s experience, personnel and performance in the management of similar mandates.

On June 17, 2011, after careful consideration, the Board approved the Sub-Advisory Agreement on behalf of the Fund, which became effective on July 1, 2011. Pursuant to the Sub-Advisory Agreement, Eddystone serves as the Fund’s investment sub-adviser and is responsible for the day-to-day management of the Fund’s portfolio. Eddystone and AIFS are currently serving without compensation for their services. In order for Eddystone to continue to act as investment sub-adviser to the Fund and  for both AIFS and Eddystone to be paid for their advisory services, the Sub-Advisory Agreement is proposed for approval by shareholders of the Fund.

Under the Sub-Advisory Agreement, there will be no increase in advisory fees for the Fund. The Trust’s current Advisory Agreement between AIFS and the Fund and its affiliated funds, dated November 14, 2005 and amended through April 28, 2010, was last approved by shareholders on July 23, 2010 on behalf of all the funds in the Trust due to a technical change in control of the Adviser.. Under the Trust’s current Advisory Agreement, the fees paid to AIFS by the Fund are 1.40% of the Fund’s average daily net assets.

Currently, AIFS is contractually obligated to reimburse the Fund for all expenses (except for extraordinary expenses such as litigation and expenses related to acquired fund fees and interest and dividends on shorts) in excess of 1.90% and 2.40% of the Fund’s average net assets for the Institutional Class Shares and Class A Shares, respectively, under the Advisory Agreement between AIFS and the Fund. This expense limitation is in effect until March 1, 2012. Approval of the Sub-Advisory Agreement will not have any effect on this limitation agreement.

Terms of the Sub-Advisory Agreement

Based upon the considerations described below under “Approval of the Sub-Advisory Agreement by the Board,” the Board, including the Independent Trustees, approved the Sub-Advisory Agreement on June 17, 2011. Eddystone began managing the Fund’s portfolio effective July 1, 2011. The compensation that will be paid to Eddystone under the Sub-Advisory Agreement is half of the advisory fees (0.70%) less half of any applicable advisory fee waivers and reimbursements. Such payment will commence with respect to the Fund upon approval of the Sub-Advisory Agreement by the Fund’s shareholders.

Under Section 15(a) of the 1940 Act, the Sub-Advisory Agreement requires the approval of (i) the Board, including a majority of the Trustees who are not “interested persons” of any party to the Sub-Advisory Agreement, and (ii) the shareholders of the Fund.

Under the Sub-Advisory Agreement, pursuant to the oversight and supervision of the Adviser and the direction and control of the Board, Eddystone will perform certain of the day-to-day operations of the Fund, which include the following services at the request of the Adviser: (i) managing the investment and reinvestment of the Fund’s assets in accordance with the investment policies of the Fund; (ii) arranging for the purchase and sale of securities and other assets for the Fund; (iii) providing investment research and credit analysis concerning the Fund’s assets; (iv) placing orders for purchases and sales of the Fund’s assets; (v) maintaining the books and records as are required to support the Fund’s investment operations; and (vi) monitoring on a daily basis the investment activities and portfolio holdings relating to the Fund. At the request of the Adviser, Eddystone will also, subject to the oversight and supervision of the Adviser and the direction and control of the Board, consult with the Adviser as to the overall management of the Fund’s assets and the investment policies and practices of the Fund.

A copy of the form of the Sub-Advisory Agreement is attached as Appendix A to this Proxy.

The Sub-Advisory Agreement may be terminated without penalty at any time by the Trust with respect to the Fund (either by the Board or by a majority vote of the Fund’s outstanding shares), or by AIFS on 60-days’ written notice to Eddystone, and it will automatically terminate in the event of its assignment as defined in the 1940 Act.

Sub-Advisory Fee

The investment advisory fee rate paid by the Fusion Fund will not change as a result of the Board’s approval of the Sub-Advisory Agreement. The Fund currently pays to the Adviser an investment advisory fee at an annual rate equal to 1.40% of the average daily value of the Fund’s net assets. AIFS pays the investment sub-advisory fee out of the advisory fees received from the Fund. Pursuant to the Sub-Advisory Agreement, AIFS will pay to Eddystone a sub-advisory fee at an annual rate equal to 0.70% of the average daily net assets of the Fund, net of any fee waivers and reimbursements.

Until shareholders of the Fund approve the Sub-Advisory Agreement, AIFS and Eddystone will each serve without compensation for its services.

Approval of Sub-Advisory Agreement by the Board

At a meeting held June 17, 2011 (“2011 Contract Renewal Meeting”), the Board unanimously approved the Sub-Advisory Agreement, including all of the Independent Trustees. At that same meeting, the Board, including the Independent Trustees, reviewed certain materials and approved the continuation of the current Advisory Agreement and Expense Limitation Agreement between the Fund and AIFS.

In determining whether or not it was appropriate to approve the Sub-Advisory Agreement and to recommend its approval to the shareholders, the Board, including the Trustees who are not interested persons of AIFS, considered various materials and representations provided by AIFS and Eddystone and the Board was advised by independent legal counsel with respect to these matters. In reaching their decision, the Board carefully considered information that they had received throughout the year as part of their regular oversight of the Trust and information from AIFS that was provided in connection with the 2011 Contract Renewal Meeting.

Information considered by the Trustees included, among other things, the following: (1) that the total compensation to be paid by the Fund will not change due to the Sub-Advisory Agreement; (2) AIFS’ and Eddystone’s representation that each will keep any existing expense limitation agreement in effect for the Fund; and (3) the commitment of AIFS and Eddystone that there will not be any diminution in the nature, quality and extent of services provided to the Fund or its shareholders. The Board also reviewed a presentation specific to Eddystone and their favorable performance history on similar mandates and strategies that will be used under their management of the Fund.

Further, at the 2011 Contract Renewal Meeting, the Board reached its determinations with respect to the Sub-Advisory Agreement, based on the following factors: (1) the quality of Eddystone’s investment advisory and other services; (2) Eddystone’s investment management personnel; (3) Eddystone’s operations and financial condition; (4) Eddystone’s brokerage practices (including any soft dollar arrangements and any benefits Eddystone would receive from its relationship with the Fund); (5) the level of the fees that Eddystone charges compared with the fees charged to comparable mutual funds or accounts; (6) the Fund’s overall fees and operating expenses compared with similar mutual funds; (7) whether the Adviser had waived or reimbursed any fees; (8) the level of Eddystone’s profitability including the anticipated impact to its profitability under its relationship with the Fund; (9) Eddystone’s compliance systems; (10) Eddystone’s policies on and compliance procedures for personal securities transactions; (11) Eddystone’s reputation, expertise and resources in the financial markets; and (12) the Fund’s performance compared with similar mutual funds.

At the 2011 Contract Renewal Meeting, the Trustees discussed the extent to which economies of scale were projected by the Adviser and Eddystone to be realized as the Fund’s assets, or the assets of the Trust overall, grew. The Trustees discussed the plans of the Adviser and Eddystone and their affiliates for marketing and distributing the shares of the various series of the Trust. The Trustees reviewed information about the potential effect of asset growth on Fund expenses, and the difficulty of forecasting its effect on the profitability of the Adviser and Eddystone. It was noted that, to the extent the Fund’s gross expenses currently were higher than their net expenses, the reduction of the Fund’s gross expenses through the achievement of economies of scale might benefit the Adviser and Eddystone by reducing the expenses the Adviser and Eddystone must reimburse to the Fund, rather than directly benefiting the Fund by reducing its net expenses.

In reaching their conclusion with respect to the approval of the Sub-Advisory Agreement, the Board members did not identify any one single factor as being controlling; rather, the Board took note of a combination of factors that influenced their decision making process. The Board did, however, identify management’s demonstrated commitment to the continued enhancement of investment performance, the commitment of the Adviser and Eddystone to the successful operation of the Fund, and the level of expenses of the Fund, as well as the continued use of expense limitation agreements in order to reduce the overall operating expenses of the Fund, as being important elements of their consideration. The Board also considered the effectiveness of the compliance programs of the Fund, the Adviser and Eddystone in accordance with applicable requirements relating to mutual funds and their investment advisers.

The Board also determined that the Sub-Advisory Agreement is in the best interests of the Fund and its shareholders. Accordingly, after consideration of the above factors, and such other factors and  information it considered relevant, the Board unanimously approved the Sub-Advisory Agreement and voted to recommend approval by the Fund’s shareholders with respect to the Sub-Advisory Agreement.

If shareholders approve the Sub-Advisory Agreement, it will remain in effect for up to two years from August 5, 2011, and, unless earlier terminated, will continue for maximum terms of one year thereafter, provided that each such continuance is approved annually with respect to the Fund (i) by the Trust’s Board or by a vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by a majority of the Independent Trustees.

How does Proposal 1 affect shareholders of the Fusion Fund?

There will be no increase in advisory fees for the Fund due to the Sub-Advisory Agreement. The annual advisory fees will remain 1.40% of average daily net assets of the Fund. In addition, AIFS continues to be contractually obligated to reimburse the Fund for all expenses (except for extraordinary expenses such as litigation and expenses related to acquired fund fees and interest and dividend expense on shorts) in excess of 1.90% and 2.40% of the Fund’s average net assets for the Institutional Class Shares and Class A Shares, respectively; the expense limitations are in effect until March 1, 2012.

In its management of the Fund, Eddystone employs slightly different strategies from the methods previously used by AIFS. Although strategies have changed, the same principal risks apply to the Fund. Under the Fund’s Summary in the Prospectus, dated March 1, 2011 as amended through June 30, 2011, the following information reflects certain changes to the strategies:

Under Principal Strategies, as noted below, the second and third bullet points are updated and a new bullet point is added; all other bullet points under this sub-section remain the same:

Current Strategy	New Strategy
Securities in developed markets in Europe, the Far East, the Middle East, Africa, Australia, South America and North America;	Securities in both developed and emerging markets in Europe, the Far East, the Middle East, Africa, Australia, South America and North America;
Will hold long positions with an aggregate value of up to 150% of its net assets and establish short positions with a market value of approximately 50% of its net assets;	Will hold long positions with an aggregate value of up to 100% of its net assets and establish short positions with a market value of approximately 45% of its net assets;
N/A	May use put options on indices to alter exposure as overall insurance when volatility is low and rising number of cyclical short ideas.

Eddystone’s management style is describe as a focus on absolute return, maintained through a “bottom up” process, which tries to identify securities trading at a discount to intrinsic value. The long portfolio is diversified across numerous positions as well as by industry and geography. Capital is allocated based first on risk rather than reward so the highest risk securities receive the smallest allocation. Each position purchased is reviewed on a regular basis and additional commitments are normally only made as corporate results, changes or liaisons with management confirm that the initial synopsis as to potentially improving trends is correct.

The addition of Eddystone as a sub-adviser to the Fund is expected to provide the level of expertise in alternative management currently not available within AIFS.

Information About Eddystone

Eddystone Capital LLC is located at 335 Madison Avenue, Mezzanine, New York, NY 10017. Eddystone, an investment adviser registered with the Securities and Exchange Commission, provides investment advisory services to private funds, high net worth individuals and institutional investors. Although Eddystone shares the same place of business as AIFS, it is not affiliated with AIFS. Founded in 1997, Eddystone is the surviving company in a merger of Aegis Capital Management, LLC into Kingsley Voake, LLC effected on March 1, 2005, at which time Kingsley Voake, LLC changed its name to Eddystone Capital LLC. As of April 30, 2011, Eddystone managed approximately $34 million in assets.

Management of the Fund. On a day-to-day basis, the Fund will be co-managed by Francis Ledwidge and Timothy Voake, who are the two principals of Eddystone. Their biographical information is set forth below.

Francis J. Ledwidge, Co-Portfolio Manager, has been with Eddystone since 1997 and serves as one of the Principals of Eddystone Capital LLC and is its Chief Investment Officer. He is the Investment Manager of the Eddystone Fund LP, which he has managed since January 1, 1999. As of September 23, 2009 Mr. Ledwidge joined the board of Artio Global Investors Inc. (NYSE:ART) as an independent director. Mr. Ledwidge’s prior experience includes Chief Investment Officer of Bankers Trust’s international private banking division in the United States and Switzerland (1989 to 1995). Mr. Ledwidge received his BA (Hons) degree in Economics and Business Studies from Sheffield University in 1972.

Timothy D. Voake, Co-Portfolio Manager, joined Eddystone in May 2003. He serves as one of the Principals of Eddystone Capital LLC, is the Manager of the Eddystone Fund LP and the Investment Manager of the Eddystone Offshore Fund. Prior to joining Eddystone, Mr. Voake was a managing director at HSBC’s brokerage division in New York (2001-2003) where he led the Asian and other emerging markets equity sales unit. From 1999 to 2001 he held a similar position at Donaldson Lufkin & Jenrette before the business was sold to Credit Suisse First Boston. He received his BA in Chinese from the London School of Oriental and African Studies in 1984.

Additional Information Regarding Eddystone

Information regarding the names, addresses and principal occupations of the principal executive officers and members of Eddystone is set forth below. For further information regarding Eddystone, please see www.eddystonecapital.com.

Name*	Title / Principal Occupation
Francis Ledwidge	Chief Investment Officer and Member
Timothy D. Voake	Principal and Member
Thaddeus M. Leszczynski	Chief Compliance Officer

*The address for all of the above is 335 Madison Avenue, Mezzanine, New York, NY 10017.

Other Funds Advised by Eddystone. As of the Record Date, Eddystone does not act as investment adviser to another registered investment company having a similar investment objective to that of the Fund.

Relationships with the Fusion Fund. No officer or Trustee of the Fund is an officer, employee, director, general partner or shareholder of Eddystone or has any material direct or indirect interest in Eddystone or any other person controlling, controlled by or under common control with Eddystone, except that Eddystone, as an investment adviser, employs the same compliance consultant firm (Compliance Services Associates) to serve as chief compliance officer as the Trust uses to serve as its chief compliance officer. Separate employees of Compliance Services Associates (“CSA”) serve as the chief compliance officers for Eddystone and the Trust.  AIFS, Eddystone and CSA share the same office space, but they are not affiliated entities. It is not expected that any Eddystone personnel will become an officer of the Trust.

During the fiscal year ended October 31, 2010 the Fund paid no commissions to brokers affiliated with Eddystone.

Expenses related to Proposal 1

All mailing, proxy solicitation and tabulation expenses associated with Proposal 1 will be borne by the Adviser.

Vote Required for Proposal 1

Shareholders of the Fund who own shares at the close of business on the Record Date, June 30, 2011, will be entitled to notice of, and vote at, the Meeting. Each whole share is entitled to one vote, and each fractional share is entitled to a proportionate fractional vote. Shareholders of the Fund vote separately to determine whether the proposal is approved.

Approval of Proposal 1 requires the vote of a “majority of the outstanding voting securities” entitled to vote on the proposal, as defined in the 1940 Act, which means either (i) the vote of 67% or more of the voting securities entitled to vote on the proposal that are present at the Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (ii) the vote of more than 50% of the outstanding voting securities entitled to vote on the proposal, whichever is less.

If the shareholders of the Fund should fail to approve the Sub-Advisory Agreement, the Trustees will promptly take appropriate action, including seeking to enter into a new investment sub-advisory agreement for the Fund, subject to approval by that Fund’s shareholders.

THE BOARD OF THE FUSION FUND, INCLUDING A MAJORITY OF THE INDEPENDENT TRUSTEES, RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 1.

_____________________

ADDITIONAL INFORMATION ABOUT THE FUSION FUND

Ownership of Shares

As of the Record Date, to the knowledge of the Trust’s management, the officers and Trustees of the Trust owned, collectively, less than 1% of the shares of the Fund. To the knowledge of the Trust’s management, at the close of business on the Record Date, the only persons owning beneficially more than five percent of the outstanding shares of the Fund were those listed in Appendix B.

Each share of the Fund is entitled to one vote. Shareholders of the Fund at the close of business on the Record Date will be entitled to be present and give voting instructions for the Fund at the Meeting with respect to their shares owned as of the Record Date. For the Fund, as of the Record Date, the total number of shares outstanding and entitled to vote and the total net assets represented by those shares was:

Fund	Total Number of Shares	Total Net Assets
Fusion Fund	296,336	$5,926,720

Shareholder Meeting Costs and Voting Procedures

Costs. The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement and all other costs in connection with solicitation of proxies related to the required approvals will be paid by AIFS, including any additional solicitation made by letter or telephone.

Voting Information. In addition to solicitation by mail, certain officers and representatives of the Trust, officers and employees of AIFS and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone or personally.

Approval of Proposal 1 requires an affirmative vote of the lesser of (i) 67% or more of the shares of the Fund present at the Meeting if more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Fund.

Adjournment. In the event that a quorum to transact business or the vote required to approve the Proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies. In the absence of a quorum, the persons named as proxies will vote all shares represented by proxy and entitled to vote in favor of such adjournment. If a quorum is present but insufficient votes have been received to approve the Proposal, the persons named as proxies will vote in favor of such adjournment with respect to the Proposal those proxies which they are entitled to vote in favor of the Proposal and will vote against any such adjournment with respect to the Proposal those proxies required to be voted against the Proposal, provided that broker non-votes will be disregarded for this purpose.

Effect of Abstentions and Broker Non-Votes. In tallying shareholder votes, abstentions (i.e., shares for which a proxy is presented, but which abstains from voting on one or more matters) and “broker non-votes” (i.e., shares held by brokers or nominees for which proxies are presented but as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker does not have discretionary voting power on a particular matter) will be counted for purposes of determining whether a quorum, or majority of voting shares, is present for the conduct of business at the Meeting.  Under applicable law, abstentions and broker non-votes do not constitute votes “for” or “against” any proposal and will be disregarded in determining votes cast for purposes of determining whether a proposal has received a majority of the outstanding voting shares.

 The Fusion Fund’s Distributor

Matrix Capital Group, Inc., which is located at 420 Lexington Avenue, Suite 601, New York, NY 10170, serves as the Distributor for the Fund pursuant to a Distribution Agreement with the Trust.

Fund Administration

American Independence Financial Services, LLC, located at 335 Madison Avenue, Mezzanine, New York, NY 10017, serves as the administrator to the Trust and provides day-to-day administrative services pursuant to an Administration Agreement. AIFS also provides the Trust with office space, facilities and business equipment and generally administers the Fusion Fund’s business affairs and provides the services of executive and clerical personnel for administering the affairs of the Fund.

AIFS has contracted with UMB Fund Services, Inc. to provide certain sub-administrative services to the Fusion Fund pursuant to a Sub-Administration Services Agreement.

Affiliated Broker

During the Fusion Fund’s most recent fiscal year, the Fund paid no commissions on portfolio brokerage transactions to brokers who may be deemed to be affiliated persons of the Trust, AIFS or Eddystone, or affiliated persons of such persons.

Shareholder Communications and Proposals

Any shareholder proposal intended to be presented at any future meeting of shareholders must be received by the Trust at its principal offices a reasonable time before the solicitation of proxies for such meeting in order for such proposal to be considered for inclusion in the proxy statement and form or forms of proxy relating to such meeting.

By Order of the Board of Trustees
/s/ Theresa Donovan
Theresa Donovan
Secretary American Independence Funds Trust

_____________________, 2011

APPENDIX A

[Form of]

INVESTMENT SUB-ADVISORY AGREEMENT

AGREEMENT made this ___ day of __________, 2011 by and between American Independence Financial Services, LLC (the “Adviser”), and Eddystone Capital LLC (the “Sub-Adviser”);

WHEREAS, the American Independence Funds Trust (the “Trust”), a Delaware statutory trust, is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”), consisting of several Funds of shares, each having its own investment policies; and

WHEREAS, the Trust has retained American Independence Financial Services, LLC (“AIFS”) to provide the Trust with business and asset management services for the Fusion Fund (the “Fund”), subject to the control of the Trust’s Board of Trustees;

WHEREAS, the Trust has retained the Adviser to provide the Trust with business and asset management services for the Fund;

WHEREAS, the Trust’s agreement with the Adviser permits the Adviser to delegate to other parties certain of its asset management responsibilities; and

WHEREAS, the Adviser desires to retain the Sub-Adviser to render investment management services to the Fund, and the Sub-Adviser is willing to render such services;

NOW THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

1. Duties of Sub-Adviser. The Adviser employs the Sub-Adviser to manage the investment and reinvestment of the Fund’s assets and, with respect to such assets, to continuously review, supervise, and administer the investment program of the Fund, to determine in the Sub-Adviser’s discretion the securities to be purchased or sold, to provide the Adviser and the Trust with records concerning the Sub-Adviser’s activities which the Trust is required to maintain, and to render regular reports to the Adviser and to the Trust’s officers and Trustees concerning the Sub-Adviser’s discharge of the foregoing responsibilities. The Sub-Adviser shall discharge the foregoing responsibilities subject to the Adviser’s oversight and the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees may from time to time establish, and in compliance with the objectives, policies, and limitations for the Fund set forth in the Trust’s current registration statement as amended from time to time, and applicable laws and regulations. The Sub-Adviser accepts such employment and agrees to render the services for the compensation specified herein and to provide at its own expense the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein. The Sub-Adviser will instruct the Trust’s Custodian(s) to hold and/or transfer the Fund’s assets in accordance with Proper Instructions received from the Sub-Adviser. (For this purpose, the term “Proper Instructions” shall have the meaning(s) specified in the applicable agreement(s) between the Trust and its custodians.) The Sub-Adviser will not be responsible for Trust expenses except as specified in this Agreement.

2. Fund Transactions. The Sub-Adviser is authorized to select the brokers or dealers (including, to the extent permitted by law and applicable Trust guidelines, the Sub-Adviser or any of its affiliates) that will execute the purchases and sales of securities for the Fund and is directed to use its best efforts to obtain the best net results with respect to brokers’ commissions and discounts as described in the Trust’s current registration statement as amended from time to time. In selecting brokers or dealers, the Sub-Adviser may give consideration to factors other than price, including, but not limited to, research services and market information. Any such services or information which the Sub-Adviser receives in connection with activities for the Trust may also be used for the benefit of other clients and customers of the Sub-Adviser or any of its affiliates. The Sub-Adviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to each Fund’s transactions as they may reasonably request.

3. Compensation of the Sub-Adviser. For the services to be rendered by the Sub-Adviser as provided in Sections 1 and 2 of this Agreement, the Adviser shall pay to the Sub-Adviser compensation at the rate specified in Schedule A attached hereto and made a part of this Agreement. Such compensation shall be paid to the Sub-Adviser quarterly in arrears, and shall be calculated by applying the annual percentage rate(s) as specified in the attached Schedule A to the average month-end assets of the Funds during the relevant quarter. Solely for the purpose of calculating the applicable annual percentage rates specified in the attached Schedule(s), there shall be included such other assets as are specified in said Schedule(s).

4. Other Services. At the request of the Trust or the Adviser, the Sub-Adviser in its discretion may make available to the Trust office facilities, equipment, personnel, and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Sub-Adviser and billed to the Trust or the Adviser at a price to be agreed upon by the Sub-Adviser and the Trust or the Adviser.

5. Reports. The Adviser (on behalf of the Trust) and the Sub-Adviser agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

6. Status of Sub-Adviser. The services of the Sub-Adviser to the Trust are not to be deemed exclusive, and the Sub-Adviser and its directors, officers, employees and affiliates shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Sub-Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Adviser or the Trust in any way or otherwise be deemed an agent to the Adviser or the Trust.

7. Certain Records. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Sub-Adviser on behalf of the Adviser or the Trust are the property of the Adviser or the Trust and will be surrendered promptly to the Adviser or Trust on request.

8. Liability of Sub-Adviser. No provision of this Agreement shall be deemed to protect the Sub-Adviser against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

9. Permissible Interests. To the extent permitted by law, Trustees, agents, and shareholders of the Trust are or may be interested in the Sub-Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Sub-Adviser are or may be interested in the Trust as Trustees, shareholders or otherwise; and the Sub-Adviser (or any successor thereof) is or may be interested in the Trust as a shareholder or otherwise; provided that all such interests shall be fully disclosed between the parties on an ongoing basis and in the Trust’s registration statement as required by law.

10. Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall continue for two years after its initial approval and thereafter for periods of one year for so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the shareholders of the Fund fails to approve the Agreement as provided herein, the Sub-Adviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules thereunder. The foregoing requirement that continuance of this Agreement be “specifically approved at least annually” shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder. This Agreement may be terminated at any time, without the payment of any penalty, by the Adviser, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Funds on not less than 30 days’ nor more than 60 days’ written notice to the Sub-Adviser, or by the Sub-Adviser at any time without the payment of any penalty, on 60 days’ written notice to the Adviser and the Trust. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at the primary office of such party, unless such party has previously designated another address.

As used in this Section 10, the terms “assignment,” “interested persons,” and a “vote of a majority of the outstanding voting securities” shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

11. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

A copy of the Declaration of Trust of the Trust is on file with the Secretary of the State of Delaware, and notice is hereby given that this instrument is not binding upon any of the Trustees, officers, or shareholders of the Trust individually.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

Eddystone Capital LLC                                      American Independence Financial Services, LLC

By:_______________________                                 By:_______________________

Title:____________________                        Title:____________________

Schedule A

to the

Investment Sub-Advisory Agreement

between

American Independence Financial Services, LLC

and

Eddystone Capital LLC for the

Fusion Fund

American Independence Financial Services, LLC shall pay compensation to Eddystone Capital LLC pursuant to section 3 of the Investment Sub-Advisory Agreement between said parties in accordance with the following annual percentage rates:

                        0.70% of the monthly average net assets of the Fund

(net of any fee waivers and reimbursements).

DATED: _________________, 2011

APPENDIX B

BENEFICIAL OWNERS OF TRUST SHARES

As of the Record Date, the table below provides information on the persons owning, or beneficially owning, as of record 5% or more of the Fund. Wespac, through beneficial ownership of shares or through shares for which they have investment discretion, can vote for a majority of the shares outstanding of the Fund. Wespac accounts are maintained at either Ameritrade or Charles Schwab.

Fund	Name and Address of Beneficial Owner	Shares Outstanding Owned	Percent of Fund by Class
FUSION FUND INSTITUTIONAL CLASS
	AMERITRADE INC FBO 9140419131
	PO BOX 2226
	OMAHA, NE 68103-2226	264,326.046	89.2%

	CHARLES SCHWAB & CO INC SPECIAL
	CUSTODY ACCT FOR THE EXCLUSIVE
	BENEFIT OF CUSTOMERS
	ATTN MUTUAL FUNDS
	101 MONTGOMERY ST
	SAN FRANCISCO CA 94104-4151	32,009.949	10.8%

B-1

PROXY

American Independence Funds Trust

American Independence Fusion Fund

335 Madison Avenue, Mezzanine

New York, NY  10017

(866) 410-2006

www.aifunds.com

SPECIAL MEETING OF SHAREHOLDERS

August 5, 2011

The undersigned hereby appoints John J. Pileggi, Eric M. Rubin and Theresa Donovan, as his or her attorney and proxy with full power of substitution to vote and act with respect to all shares of the separate investment series listed above (the “Fund”) of the American Independence Funds Trust (the “Trust”) as held by the undersigned at the Special Meeting of Shareholders of the Fund to be held at 10:00 a.m., Eastern Time, on August 5, 2011, at 335 Madison Avenue, Mezzanine, New York, NY  10017, and at any adjournment thereof (the “Meeting”), and instructs each of them to vote as indicated on the matters referred to in the Proxy Statement for the Meeting, receipt of which is hereby acknowledged, with discretionary power to vote upon such other business as may properly come before the Meeting.

The shares represented by this proxy will be voted as instructed on the reverse side. Unless instructions to the contrary are given on the reverse or if this proxy is executed but no instruction is given, this proxy shall be deemed to grant authority to vote “FOR” the proposal, with discretionary power to vote upon such other business as may properly come before the Meeting or any adjournment. The proxies intend to vote with management on any such other business properly brought before the Meeting. The undersigned hereby acknowledges receipt of the accompanying Notice of Special Meeting and Proxy Statement.

NOTE: YOUR PROXY CARD IS NOT VALID UNLESS IT IS SIGNED

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF THE TRUST.  The Board of Trustees recommends that you vote FOR  ALL PROPOSALS.

YOUR VOTE IS IMPORTANT. PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW.

Proposal 1:	FOR	AGAINST	ABSTAIN
To approve the Investment Sub-Advisory Agreement with Eddystone Capital LLC	[ ]	[ ]	[ ]
Proposal 2:	FOR	AGAINST	ABSTAIN
To approve any other matters as may properly come before the Meeting and any adjournment or postponement thereof	[ ]	[ ]	[ ]

This proxy will be voted as specified.  IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR  ALL PROPOSALS.

Receipt of the Notice of Special Meeting and Proxy Statement is hereby acknowledged.

Dated _____________________

_____________________________________

Name of Shareholder(s) — Please print or type

_____________________________________

Signature(s) of Shareholder(s)

_____________________________________

Signature(s) of Shareholder(s)

NOTE: Please sign exactly as your name or names appear. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.